UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
On December 16, 2005, the Compensation Committee of the Board of Directors of Mobile Mini, Inc., in connection with its periodic review of executive and other employee compensation, increased the base salaries of its chief executive officer and other named executive officers after a review of performance and market data. The following table sets forth the annual base salary levels of the Company’s named executive officers effective on January 1, 2006:

NAME	POSITION	SALARY

Steven G. Bunger	Chairman, Chief Executive Officer and President	$357,359

Lawrence Trachtenberg	Executive Vice President, Chief Financial Officer, General Counsel, Treasurer and Secretary	$255,256

Deborah K. Keeley	Senior Vice President and Chief Accounting Officer	$137,303
Ms. Keeley’s salary figure includes a $5,000 per year payment under a non-compete agreement.
On December 16, 2005, the Compensation Committee awarded shares of restricted stock to certain employees of the Company, including the chief executive officer and the other named executive officers, under the Company’s 1999 stock option plan. The restricted stock vests in five equal installments, with the first vesting occurring on the first anniversary of the grant date. The following table sets forth the shares of restricted stock awarded to the Company’s named executive officers:

Steven G. Bunger	Chairman, Chief Executive Officer and President	16,667 shares

Lawrence Trachtenberg	Executive Vice President, Chief Financial Officer, General Counsel, Treasurer and Secretary	13,333 shares

Deborah K. Keeley	Senior Vice President and Chief Accounting Officer	5,000 shares
On December 16, 2005, the Compensation Committee adopted the Bonus Compensation Plan for the fiscal year ending December 31, 2006, under which the Company will pay incentive compensation to its chief executive officer, Stephen G. Bunger, and its other named executive officers, Lawrence Trachtenberg and Deborah K. Keeley. Under the 2006 Bonus Compensation Plan, Mr. Bunger and Mr. Trachtenberg may be paid an amount up to their 2006 base salary if the Company achieves stated performance targets in each of three areas (earnings per share, total revenue and EBITDA (defined as earnings before interest expense, debt restructuring costs (if any during the measurement period), provision for income taxes, and depreciation and amortization), with each category weighted equally. Pursuant to the 2006 Bonus

Compensation Plan, Ms. Keeley may be paid an amount up to approximately 51.75% of her base salary. Sixty percent of this bonus is conditioned on the Company achieving the same stated performance targets mentioned above and forty percent is based on an appraisal of her performance by her superiors. In addition, Mr. Bunger and Mr. Trachtenberg may be awarded an additional amount of up to 15% percent of base salary based upon subjective management performance criteria as approved and determined by the Compensation Committee. The bonus amounts payable will generally be determined between the date the Company’s preliminary 2006 financial statements are prepared and the date of completion of the audit of the Company’s 2006 fiscal year financial statements.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: December 21, 2005		/s/ Lawrence Trachtenberg

	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and
Chief Financial Officer

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